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Exhibit 1.1

J.P. MORGAN SECURITIES INC.

UNDERWRITING AGREEMENT

        WATTS WATER TECHNOLOGIES, INC.

4,000,000 Shares of Class A Common Stock

Underwriting Agreement

December 10, 2003

J.P. Morgan Securities Inc.
  Robert W. Baird & Co. Incorporated
  McDonald Investment Inc.
  Needham & Company, Inc.
  Morgan Joseph & Co., Inc.
  As Representatives of the
  several Underwriters listed
  in Schedule I hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

        Watts Water Technologies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 4,000,000 shares of Class A Common Stock, par value $0.10 per share, of the Company (the "Underwritten Shares") and, at the option of the Underwriters, up to an additional 600,000 shares of Class A Common Stock of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares." The shares of Class A Common Stock, par value $0.10 per share of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Stock."

        The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

        1.     Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (File No. 333-105989) including a prospectus (the "Basic Prospectus"), relating to the securities to be issued from time to time by the Company. The Company has also filed with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares (the "Prospectus Supplement"; the registration statement, as amended at the time it became effective, is referred to herein as the "Registration Statement"; and as used herein, the term "Preliminary Prospectus" means a preliminary Prospectus Supplement, as amended, together with the Basic Prospectus, and the term "Prospectus" means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Shares). If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus

shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

        2.     Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule I hereto at a price per share the "Purchase Price" of $18.00.

        In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

        If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in its sole discretion shall make.

        The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

        (b)   The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

        (c)   Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, and the closing shall be at the offices of Davis Polk & Wardwell at 10:00 A.M. New York City time on December 16, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date."

        Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

        3.     Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

        (a)   Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

        (b)   Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

        (c)   Incorporated Documents. The documents incorporated by reference in the Prospectus, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Financial Statements. The financial statements included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Prospectus.

        (e)   No Material Adverse Change. Except as otherwise disclosed in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

        (f)    Organization and Good Standing. Each of the Company and its significant subsidiaries (as defined in Rule 405 of Regulation C under the Securities Act, "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each of its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except for director qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule II.

        (g)   Capitalization. The Stock conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase from the Company or its subsidiaries, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents and summarizes such plans, arrangements, options and rights.

        (h)   Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

        (i)    The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

        (j)    No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's 4.87% Senior Notes due 2010, 5.47% Senior Notes due 2013 and the Revolving Credit Agreement, dated as of February 28, 2002, as amended, by and among Watts Industries, Inc., Watts Regulator Co., Watts Industries Europe B.V., the lenders listed therein and Fleet National Bank, as Administrative Agent), or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

        (k)   No Conflicts. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such consents which have been obtained, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary.

        (l)    No Consents Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws, New York Stock Exchange regulations and from the NASD.

        (m)  Legal Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its Significant Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Significant Subsidiaries or (iii) relating to environmental or discrimination matters, where in the case of any of (i), (ii) or (iii), (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Significant Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

        (n)   Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

        (o)   Title to Real and Personal Property. The Company and each of its Significant Subsidiaries has legal title to all the properties and assets which are owned by the Company and its Significant Subsidiaries as reflected in the financial statements included in the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such Significant Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Significant Subsidiary are held under valid and enforceable leases, with such exceptions as do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Significant Subsidiary.

        (p)   Title to Intellectual Property. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

        (q)   No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

        (r)   Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

        (s)   Taxes. The Company and its consolidated subsidiaries have filed all necessary federal income tax returns and have paid all federal income taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them and the Company and its consolidated subsidiaries have also filed all necessary state and foreign income and franchise tax returns and have paid all state and foreign income and franchise taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except where failure to file such federal, state or foreign tax returns or make such required payments would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

        (t)    Licenses and Permits. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

        (u)   Compliance With Environmental Laws. Except as otherwise disclosed in the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action, cause of action, investigation, proceeding, summons, request for information or written notice alleging potential liability arising under or in connection with any Environmental Laws, including, without limitation, those for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

        (v)   Costs of Environmental Compliance. Except as otherwise disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Change.

        (w)  Compliance With ERISA. The Company and its Significant Subsidiaries and any "employee benefit plan" (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Significant Subsidiaries or their "ERISA Affiliates" (as defined below) during the past three years are in compliance in all material respects with ERISA and all other law applicable to such plans. "ERISA Affiliate" means, with respect to the Company or its Significant Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or any such Significant Subsidiary is a member. No "reportable event" (as defined under Section 4043 of ERISA), other than an event for which the notice requirement is waived, has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates during the past three years. No "employee benefit plan" established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates during the past three years has any accumulated funding deficiency (as defined under Section 302 of ERISA). Neither the Company, its Significant Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code, which has not been satisfied prior to the date hereof. To the knowledge of the Company, each "employee benefit plan" established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates during the past three years that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        (x)   Accounting Controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (y)   Insurance. Each of the Company and its Significant Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Significant Subsidiaries against theft, damage, destruction, and acts of terrorism or vandalism. The Company has no reason to believe that it or any of its Significant Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its Significant Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

        (z)   No Unlawful Payments. Neither the Company nor any of its Significant Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any of its Significant Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

        (aa) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

        (bb) No Broker's Fees. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

        (cc) No Registration Rights. No person has the right (which has not been waived) to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

        (dd) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

        (ee) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its Significant Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

        (ff)  Compliance with Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective.

        4.     Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

        (a)   Effectiveness of the Registration Statement. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

        (b)   Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case excluding all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

        (c)   Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably objects.

        (d)   Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

        (e)   Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

        (f)    Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

        (g)   Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

        (h)   Clear Market. For a period of 90 days after the date of the initial public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) the grant of options or other rights to purchase shares of Stock under existing employee stock option plans, and (C) any shares of Stock of the Company issued upon the exercise of options or other rights granted under existing employee stock option plans.

        (i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Prospectus under the heading "Use of Proceeds."

        (j)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

        (l)    Reports. So long as the Shares are outstanding, to the extent not otherwise available on EDGAR (as defined in Regulation S-T), the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

        5.     Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

        (a)   Registration Compliance; No Stop Order. The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

        (b)   Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

        (c)   No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

        (d)   No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

        (e)   Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 3(b) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

        (f)    Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

        (g)   Opinion of Counsel for the Company. Goodwin Procter LLP counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.

        (h)   Opinion of the Company's General Counsel. The Company's General Counsel, Lester J. Taufen, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

        (i)    Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

        (j)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

        (k)   Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, Watts Regulator Co. and Anderson-Barrows Metals Corporation in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

        (l)    Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

        (m)  Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

        (n)   Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

        All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        6.     Indemnification and Contribution.

        (a)   Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting of any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

        (b)   Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names and corresponding share amounts set forth in the table of underwriters in the first paragraph under the caption "Underwriting;" the fifth paragraph of text under the caption "Underwriting" concerning the concession and reallowance figures; and the text concerning stabilization and overallotments by the underwriters, as set forth in the tenth through thirteenth paragraphs under the caption "Underwriting."

        (c)   Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        (d)   Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)   Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

        (f)    Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

        7.     Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representatives of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

        8.     Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus

        9.     Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

        (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

        (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

        (d)   Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

        10.   Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company's counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (viii) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

        (b)   If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

        11.   Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

        12.   Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

        13.   Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

        14.   Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

        (b)   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: 212-622-8358); Attention: Syndicate

Desk. Notices to the Company shall be given to it at Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845 (fax: 978-689-2976); Attention: General Counsel.

        (c)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (d)   Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

        (e)   Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

        (f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
Watts Water Technologies, Inc.
By	/s/ PATRICK S. O'KEEFE Title: Chief Executive Officer

Accepted: December, 2003

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
  several Underwriters listed
  in Schedule I hereto.

By	/s/ RICHARD SESNY Authorized Signatory

Schedule I

Underwriter	Number of Shares
J.P. Morgan Securities Inc.	1,900,000
Robert W. Baird & Co. Incorporated	900,000
McDonalds Investment Inc.	700,000
Needham & Company, Inc.	300,000
Morgan Joseph & Co., Inc.	200,000

Total	4,000,000

Schedule II

SUBSIDIARIES OF WATTS WATER TECHNOLOGIES, INC.

Name of Subsidiary	Jurisdiction of Organization	Percentage Ownership[1]
Watts Regulator Co.	MA	100%
Webster Investment Company	DE	100%
Watts Drainage Products, Inc.	DE	100%
Jameco Industries, Inc.	NY	100%
Anderson-Barrows Metals Corporation	CA	100%
Webster Valve, Inc.	NH	100%
Ames Holdings, Inc.	DE	100%
McCraney, Inc. d/b/a Watts Spacemaker	CA	100%
Watts Radiant, Inc.	DE	100%
Watts Distribution Company, Inc.	DE	100%
Watts Premier, Inc.	AZ	100%
Hunter Innovations, Inc.	CA	100%
Rudolph Labranche, Inc.	NH	100%
Watts Business Trust	MA	100%
Watts Flowmatic, Inc.	DE	100%
Watts Intermes GmbH	Austria	100%
Watts Ocean NV	Belgium	100%
Watts MTB EAD	Bulgaria	100%
Watts Industries Canada	Canada	100%
Tanggu Watts Valve Co., LTD	China	60%
Tianjin Tanggu Watts Bronze Valve Company Limited	China	60%
Taizhou Shida Pipe Product Manufacturing Co., Ltd.	China	60%
Tianjin Watts Valve Company	China	100%
Watts Eurotherm SA	France	100%
Watts Electronics SA	France	100%
WIG Armaturen Vertriebs GmbH	Germany	100%
Watts Industries Deutschland GmbH	Germany	100%
Watts Germany Holding GmbH	Germany	100%
Watts Instrumentation GmbH	Germany	100%
Watts Italy Holding SPA f/k/a Intemes SpA	Italy	100%
Watts Londa SPA	Italy	100%
Watts Intermes f/k/a WLI S.R.L.	Italy	100%
Watts Cazzaniga S.p.A.	Italy	100%
Immobiliare Cazziniga S.r.l.	Italy	100%
Watts Stern Rubinetti S.r.l.	Italy	51%
Watts Industries Europe BV	Netherlands	100%
Philabel BV	Netherlands	100%
Watts Ocean BV	Netherlands	100%
Anderson Barrows Benelux BV	Netherlands	100%
Watt Europe Services BV	Netherlands	100%
Watts Industries, Sp. Z.o.o	Poland	100%
Watts Industries Iberica SA	Spain	100%
Watts Sweden Holding AB	Sweden	100%
Watts Eminent AB	Sweden	100%
Watts Industries Nordic AB	Sweden	100%
Lefeva AB	Sweden	100%
Watts Intermes AG	Switzerland	100%
Watts Industries Tunisia	Tunisia	100%
Watts U.K. Ltd.	United Kingdom	100%
www.plumbworld.com	United Kingdom	100%
www.plumbingpages.com	United Kingdom	100%
Giuliani Anello S.r.l.	Italy	100%
Martin Orgee UK Ltd.	United Kingdom	100%
1
Certain non-U.S. subsidiaries may have outstanding director qualifying shares as required by local law.

Exhibit A

[Form of Opinion of Counsel for the Company]

1.
The Company is validly existing as a corporation in good standing under the laws of Delaware and has the corporate power to own its property, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. The Company is duly qualified to transact business and is in good standing under the laws of the Commonwealth of Massachusetts.

2.
Each Significant Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, and has the corporate power to own its property and to conduct its business as described in the Prospectus. Each Significant Subsidiary is duly qualified to transact business and is in good standing under the laws of each jurisdiction set forth on Exhibit    hereto.

3.
The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the documents filed by the Company pursuant to the Exchange Act of 1934, as amended, and incorporated by reference in the Prospectus.

4.
The shares of capital stock of the Company outstanding have been duly authorized and are validly issued, fully paid and non-assessable and the Shares have been duly authorized and, when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

5.
All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized, are validly issued, fully paid and non-assessable and, other than director qualifying shares, are owned by the Company either directly or through wholly owned subsidiaries, free and clear, to our knowledge, of all liens, encumbrances or claims.

6.
The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7.
The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement (including the issuance and sale of the Shares but excluding the indemnification provisions contained in Section 6 of the Underwriting Agreement, as to which we express no opinion) will not (a) result in a violation of any provision of the Company Certificate, the Company By-Laws or the charter or bylaws of any Significant Subsidiary, (b) result in a breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, (i) the Company's 4.87% Senior Notes due 2010, (ii) the Company's 5.47% Senior Notes due 2013, (iii) the Note Purchase Agreement, dated as of May 15, 2003, by and among the Company, Bank of America Securities LLC, as Agent, and the Purchasers named therein, (iv) the Revolving Credit Agreement, dated as of February 28, 2002, by and among the Company, Watts Regulator Co., Watts Industries Europe B.V., the lenders listed therein and Fleet National Bank, as Administrative Agent, as amended, or (v) to our knowledge, any agreement listed in Exhibit    hereto, or (c) to our knowledge, result in a violation of any law, regulation or administrative or court decree applicable to the Company or any Significant Subsidiary.

8.
No consent, approval, authorization or order of, or filing with, any court or other governmental authority or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as have been obtained or made under the 1933 Act, and such as may be required under state securities laws or the rules of the New York Stock Exchange in connection with the offer and sale of the Shares.

9.
The statements set forth in the Prospectus under the captions "Description of Capital Stock" and "Business-Legal Proceedings" and the first two sentences of the Risk Factor entitled "Certain indebtedness may limit our ability to pay dividends, incur additional debt and make acquisitions and other investments," the third through seventh sentences of the Risk Factor entitled "Shares of our class A common stock eligible for public sale could adversely affect the market price of our common stock," the first sentence of the Risk Factor entitled "Our class A common stock has insignificant voting power" and the Risk Factor entitled "Provisions in our charter documents and Delaware law may prevent or delay an acquisition of us, which could decrease the value of our class A common stock," in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, are accurate summaries in all material respects of such legal matters, documents and proceedings.

10.
To our knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any Significant Subsidiary is a party to or which any of the properties of the Company or any Significant Subsidiary is subject that is required to be described in the Registration Statement or the Prospectus and is not so described.

11.
No stockholder of the Company or any other person has any preemptive or similar right to subscribe for or purchase securities of the Company pursuant to the Delaware General Corporation Law, the Company's certificate of incorporation and by-laws, or any agreement listed on Exhibit    hereto.

12.
The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

13.
The documents incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, (except for financial statements and schedules and other financial and statistical information and data included or incorporated by reference in the Registration Statement or the Prospectus or omitted therefrom as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to have complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, it being understood that we assume that the statements made therein are correct and complete, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus, except for those referred to in paragraph 9 of this opinion.

14.
The Registration Statement has been declared effective under the 1933 Act. The Prospectus Supplement was filed with the Commission in the manner and within the time period required under Rule 424(b) under the 1933 Act. To our knowledge (based solely on an oral confirmation of a member of the Commission's staff), no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or threatened by the Commission.

15.
The Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical information and data included or incorporated by reference in the Registration Statement or the Prospectus or omitted therefrom as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, it being understood that, in passing upon compliance as to the form of the Registration Statement, we assume that the statements made therein are correct and complete, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in paragraph 9 of this opinion.

        We have acted as counsel for the Company in connection with the preparation by the Company of the Prospectus. The purpose of our engagement was not to establish or confirm factual matters or to verify independently the completeness or fairness of the disclosures contained in the Prospectus, and we have not done so. For purposes of expressing the statements set forth in the following paragraph, we have relied on factual representations by the Company and its officers. We assume no responsibility for the accuracy of those representations or the accuracy, completeness or fairness of the disclosures contained in the Prospectus. In addition, the statements expressed in the following paragraph do not cover, and we express no view regarding, the financial statements and related notes, financial statement schedules or financial, statistical or accounting data contained in or incorporated by reference in the Prospectus.

        In connection with the preparation by the Company of the Prospectus, the Company furnished us various documents, which we have reviewed, and lawyers in our firm attended conferences with representatives of the Company, the Company's independent accountants and the Underwriters at which the Prospectus was discussed. Many of the disclosures in the Prospectus involve matters, or require determinations, of a technical, industry-specific or other non-legal nature beyond our expertise as lawyers. For such disclosures, we have relied as to factual matters, without independent verification, on the views expressed by representatives of the Company. In the review and conferences referred to above, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing is subject to the limitations set forth in the preceding paragraph and elsewhere in this letter. In using the term "believe," we are referring to the actual, subjective, good faith belief of each of the lawyers who reviewed the documents or attended the conferences referred to above, and in using the term "attention" we are referring to the conscious awareness of those lawyers. We expressly disclaim any responsibility for the reasonableness of such belief or awareness or of the scope of the review we conducted.

Exhibit B

[Form of Opinion of the Company's General Counsel]

1.
All of the outstanding shares of Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to my knowledge, have been issued in compliance with the registration and qualification requirements of federal securities laws.

2.
The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information with respect to such plans, arrangements, options and rights, in each case insofar as such statements constitute summaries of matters of law or legal conclusions, are accurate summaries in all material respects.

3.
To my knowledge, neither the Company nor any Significant Subsidiary is in violation of its charter or by-laws or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, singly or in the aggregate, result in a Material Adverse Change.

4.
To my knowledge and other than as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened relating to environmental or discrimination matters which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. To my knowledge, there is no existing or threatened or pending, material labor dispute with the employees of the Company or any of its Significant Subsidiaries.

5.
To my knowledge, the descriptions of the Existing Instruments, and references thereto, contained in the Prospectus, in each case insofar as such statements constitute summaries of matters of law or legal conclusions, are accurate summaries in all material respects.

6.
To the best of my knowledge, the Company and each Significant Subsidiary possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and, to my knowledge, neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

7.
To the best of my knowledge, the Company and its subsidiaries own or possess sufficient Intellectual Property Rights reasonably necessary to conduct their business as now conducted; and the expected expiration of any of such Intellectual Property Rights would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. To my knowledge, neither the Company nor any of its Significant Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. To the best of my knowledge, the Intellectual Property Rights of the Company and each of its Significant Subsidiaries do not infringe or conflict with the asserted Intellectual Property Rights of others in a way which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. To my knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

Exhibit C

[Form of Lock-Up Agreement]

December    , 2003

J.P. MORGAN SECURITIES INC.
Robert W. Baird & Co. Incorporated
McDonald Investment Inc.
Morgan Joseph & Co., Inc.
As Representatives of
  the several Underwriters listed in
  Schedule I to the Underwriting
  Agreement referred to below
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

        Re:    Watts Water Technologies, Inc.—- Public Offering

Ladies and Gentlemen:

        The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Watts Water Technologies, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), of Class A Common Stock, $0.10 per share par value, of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

        In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the "Prospectus"), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock, $0.10 per share par value, of the Company (the "Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, the executive officers and directors of the Company may sell in the aggregate up to 300,000 shares of Common Stock.

        In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal Representatives of the undersigned.

        The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

        The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

        This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
[NAME OF STOCKHOLDER]
By:
Name: Title:

Accepted as of the date
first set forth above:

J.P. MORGAN SECURITIES INC.
Robert W. Baird & Co. Incorporated
McDonald Investment Inc.
Morgan Joseph & Co., Inc.
Acting severally on behalf of themselves
  and the several Underwriters named in
  Schedule I to the Underwriting Agreement

By: J.P. MORGAN SECURITIES INC.

By	Name: Title:

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UNDERWRITING AGREEMENT